Exhibit 99.3

CONSENT OF PATRICK M. FAHEY

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, as amended, I, Patrick M. Fahey, hereby consent to be named as a prospective director of SP Acquisition Holdings, Inc. (“SPAH”) in the Registration Statement on Form S-4 of SPAH, dated August 11, 2009, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

By:	/s/ Patrick M. Fahey
	Name:	Patrick M. Fahey

Dated: August 11, 2009